Exhibit 10.2

GREGORY J. STODNICK

RESIGNATION AND RETIREMENT TERM SHEET

Effective Date and Term:	The Effective Date is January 24, 2006, and extends through June 27, 2007
Position:	Vice President - Finance and CFO until April 25, 2006, and then upon his resignation from the position, as a non-executive employee providing consulting services through June 27, 2007.
Compensation and Benefits:

> Continuation on the payroll as Vice President - Finance and CFO until April 25, 2006, and then as a non-executive, non-officer employee until June 27, 2007. Base salary of $320,000 through December 2006. Bonus payment of $145,000 in March 2006 for fiscal 2005. Base salary of $20,000 per year from January 1, 2007 until June 27, 2007. Compensation of $145,000 for a two year non-compete and a release of claims payable upon execution on June 27, 2007.

> Payment of any unpaid prior bonus for years before 2005, in accordance with the terms of the plan.

> In addition to eligibility, during the term of the agreement, for continued participation in employee benefit plans maintained by the Company for its employees, including health and welfare plans, life insurance, and profit sharing.

> Receive payment of his vested benefits under his Supplemental Executive Retirement Plan in accordance with the terms thereof.